Exhibit 1.1

SITE CENTERS CORP.

(an Ohio corporation)

Common Shares

UNDERWRITING AGREEMENT BASIC PROVISIONS

October 21, 2019

GOLDMAN SACHS & CO. LLC

MORGAN STANLEY & CO. LLC

c/o Goldman Sachs & Co. LLC

      200 West Street

      New York, New York 10282

      and

      Morgan Stanley & Co. LLC

      1585 Broadway

      New York, New York 10036

Ladies and Gentlemen:

1.     Introductory. SITE Centers Corp., an Ohio corporation (the “Company”), proposes to issue and sell common shares, par value $0.10 per share (the “Common Shares”), from time to time, in one or more offerings on terms to be determined at the time of sale. As used herein, “Securities” shall mean the Common Shares. As used herein, “you” and “your,” unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

Whenever the Company determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Company will enter into an agreement (the “Terms Agreement”) providing for the sale of such Securities (the “Underwritten Securities”) to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the “Underwriters,” which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 11 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the number of Underwritten Securities to be initially issued (the “Initial Underwritten Securities”), the names of the Underwriters participating in such offering (subject to substitution as provided in Section 11 hereof), the number of Initial Underwritten Securities which each such

Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the public offering price per Common Share, the time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities. In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities and the number of Underwritten Securities subject to such option (the “Option Securities”). As used herein, the term “Underwritten Securities” shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

2.     Representations and Warranties. (a) The Company represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (such latter date being referred to herein as a “Representation Date”), as of the Applicable Time referred to in Section 2(a)(iii), as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery referred to in Section 3(b), that:

(i)     The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-225621), including the related preliminary prospectus or prospectuses. Such registration statement registers the issuance and sale by the Company of the Securities (including the Underwritten Securities) under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of the applicable Terms Agreement, the Company will prepare and file a prospectus supplement relating to the offering of Underwritten Securities (the “Prospectus Supplement”) in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such Prospectus Supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The prospectus that is part of such registration statement and each prospectus supplement used in connection with the offering of Underwritten Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus and the applicable Prospectus Supplement in the form first furnished to the Underwriters for use in connection with the offering of Underwritten

Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of the applicable Terms Agreement is herein called the “Prospectus”; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Underwritten Securities to which it relates.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, as of any specified date.

(ii)     (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Underwritten Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof, and the Securities (including the Underwritten Securities), since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Underwritten Securities, at the date hereof and at the applicable Representation Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iii)     The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on June 14, 2018, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted, are pending or, to the knowledge of the Company, have been threatened, and any request on the part of the Commission for additional information has been complied with.

If applicable, any offer that is a written communication relating to the Underwritten Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto (including amendments filed for the purpose of complying with Section 10(a)(3) of the 1933 Act) became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the date hereof, at the applicable Representation Date, at the Applicable Time and at the Closing Time and any Date of Delivery, the Registration Statement, as amended as of such date, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, as amended as of such date, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the applicable Representation Date, at the Applicable Time, at the time of any filing pursuant to Rule 424(b) of the 1933 Act Regulations and at the Closing Time and any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of Underwritten Securities was and will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (but excluding the Issuer Free Writing Prospectus dated October 21, 2019), the Statutory Prospectus (as defined below) and the information to be conveyed by the Underwriters to purchasers of the Underwritten Securities at the Applicable Time as set forth in Schedule I to the applicable Terms Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this Section 2(a)(iii) shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto, or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means such date and time as indicated as the “Applicable Time” in the applicable Terms Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Underwritten Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Underwritten Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to the applicable Terms Agreement.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means the prospectus and/or prospectus supplement relating to the Underwritten Securities that is included in the Registration Statement immediately prior to the Applicable Time, including the documents incorporated by reference therein and any preliminary or other prospectus and/or prospectus supplement deemed to be a part thereof.

(iv)     Each Issuer Free Writing Prospectus identified on Schedule II to the applicable Terms Agreement, as of its issue date and at all subsequent times through the Closing Time and any Date of Delivery or until any earlier date that the Company notified or notifies you as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter, through you specifically for use therein.

(v)     The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, (a) at the time the Original Registration Statement became effective, (b) at the Applicable Time and (c) as of the applicable Representation Date or the Closing Time or any Date of Delivery or during the period specified in Section 4(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)     Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise provided therein, (A) there has not occurred any material adverse change or any development that is reasonably likely to have a material adverse effect on the financial condition or in the earnings or business of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”) from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the applicable Terms Agreement), (B) there have been no transactions entered into by the Company or its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business and (C) except for regular quarterly distributions on the Common Shares, and regular distributions declared, paid or made in accordance with the terms of any class or series of the Company’s preferred shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares.

(vii)     The consolidated financial statements and supporting schedules of the Company included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus (in each case, other than any pro forma financial information and projections) present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and the supporting schedules, if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information of the Company included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus (in each case, other than any pro forma financial information and projections) present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus. The statements of certain revenues and expenses of the properties acquired or proposed to be acquired by the Company, if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. The pro forma financial statements and the other pro forma financial information (including the notes thereto) of the Company, if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information set forth therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein and the assumptions used in the preparation of such pro forma financial statements and other pro forma financial information (including the notes thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. To the knowledge of the Company, the consolidated financial statements and supporting schedules of DDR-SAU Retail Fund, L.L.C. (“DDR-SAU”) included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus (other than any pro forma financial information and projections) present fairly, in all material respects, the consolidated financial position of DDR-SAU and its consolidated subsidiaries as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, such financial statements have been prepared in all material respects in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the financial statement requirements of Rule 3-09 of Regulation S-X. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)     PricewaterhouseCoopers LLP, with respect to the Company and DDR-SAU, which has expressed its opinion on the audited financial statements and related schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus (with respect to DDR-SAU, only with respect to the year ended December 31, 2016) is an independent registered public accounting firm within the meaning of the 1933 Act and the applicable 1933 Act Regulations.

(ix)     The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Ohio, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Company is in possession of and operating in compliance with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where the failure to so possess or comply would not have a Material Adverse Effect; and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to qualify and be in good standing would not have a Material Adverse Effect.

(x)     Each significant subsidiary (as defined in Rule 405 of the 1933 Act Regulations and for purposes of such definition, the most recently completed fiscal year shall be the most recently completed fiscal year for which the Company has filed an Annual Report on Form 10-K) (each, a “Significant Subsidiary”), has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing or in full force and effect under the laws of the jurisdiction of its incorporation or formation, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

(xi)     The capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under “Description of Preferred Shares – Capitalization” and “Description of Common Shares – Capitalization”; the issued and outstanding capital shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive or other similar rights; and all of the issued and outstanding capital stock of the Company’s Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and such issued and outstanding capital stock is owned directly or indirectly by the Company and is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus or for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not have a Material Adverse Effect.

(xii)     The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor specified in the applicable Terms Agreement or any Delayed Delivery Contract (as hereinafter defined), will be validly issued, fully paid and non-assessable; and the Underwritten Securities being sold pursuant to the applicable Terms Agreement conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Underwritten Securities is not subject to preemptive or other similar rights.

(xiii)     There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against the Company or its subsidiaries, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which would have a Material Adverse Effect or would materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement or the transactions contemplated herein and therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including routine litigation incidental to the business, could not, considered in the aggregate, reasonably be expected to result in a Material Adverse Effect; and there are no material contracts or documents of the Company or its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xiv)     Neither the Company nor any of its Significant Subsidiaries is (i) in violation of the Company’s Fourth Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), or certificate of formation, certificate of limited partnership or other organizational document, as the case may be, or the Company’s Amended and Restated Code of Regulations (the “Code of Regulations”), or bylaws, operating agreement or partnership agreement, as the case may be, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, where such defaults in the aggregate would have a Material Adverse Effect. The execution and delivery of this Agreement and the applicable Terms Agreement, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action, and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of (i) the provisions of the Articles of Incorporation or any Significant

Subsidiary’s certificate of formation, certificate of limited partnership or other organizational documents, as the case may be, or the Code of Regulations or any Significant Subsidiary’s bylaws, operating agreement or partnership agreement, as the case may be, or (ii) to the Company’s knowledge, any law, administrative regulation or administrative or court order or decree except, in the case of clause (ii) hereof, for such conflicts, breaches, defaults, liens, charges, encumbrances or violations that would not have a Material Adverse Effect or materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, or the transactions contemplated herein and therein; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or the applicable Terms Agreement, except such as has been obtained or as may be required under the 1933 Act, the 1934 Act, state securities or blue sky laws or real estate syndication laws in connection with the purchase and distribution of the Underwritten Securities by the Underwriters.

(xv)     The Company has the full right, power and authority to enter into this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, and this Agreement has been, and as of the applicable Representation Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been, duly authorized, executed and delivered by the Company.

(xvi)     Starting with its taxable year ended December 31, 1993, the Company has elected under Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a real estate investment trust (“REIT”), and such election has not been revoked or terminated. The Company has qualified as a REIT for its taxable years ended December 31, 1993 through December 31, 2018 and the Company has operated and intends to continue to operate so as to qualify as a REIT thereafter.

(xvii)     Neither the Company nor any of its subsidiaries is, or will be immediately after giving effect to the receipt of payment for the Underwritten Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus, required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xviii)     Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

(xix)     None of the Company or any of its wholly-owned subsidiaries or, to the Company’s knowledge, any of the officers and directors thereof acting on the Company’s or such subsidiaries’ behalf has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Underwritten Securities or facilitation of the sale or resale of the Underwritten Securities.

(xx)     If required pursuant to the applicable Terms Agreement, the Underwritten Securities will be approved for listing on the New York Stock Exchange (“NYSE”) as of the Closing Time.

(xxi)     (A) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company or its subsidiaries have good and marketable title or leasehold interest, as the case may be, to the portfolio properties, including, without limitation, shopping centers (including, without limitation, centers owned through unconsolidated joint ventures and others that are otherwise consolidated by the Company) and undeveloped land (the “Portfolio Properties”) described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by the Company or its subsidiaries (except with respect to undeveloped land described in the Registration Statement, the General Disclosure Package and the Prospectus as being held by the Company through joint ventures), in each case free and clear of all liens, encumbrances, claims, security interests and defects (excluding mortgages for borrowed money) (collectively, “Defects”), except where such Defects would not have a Material Adverse Effect; (B) the joint venture interest in each property described in the Registration Statement, the General Disclosure Package and the Prospectus, as being held by the Company through a joint venture, is owned free and clear of all Defects except for such Defects that would not have a Material Adverse Effect; (C) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or its subsidiaries (excluding mortgages for borrowed money) are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, except for any such liens, charges, encumbrances, claims or restrictions that would not have a Material Adverse Effect; and (D) none of the Company, its wholly-owned subsidiaries or, to the knowledge of the Company, any lessee of any of the Portfolio Properties is in default under any of the leases governing the Portfolio Properties, except such defaults that would not have a Material Adverse Effect, and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect.

(xxii)     The Company or its subsidiaries have title insurance on each of the Portfolio Properties (except with respect to each property described in the Registration Statement, the General Disclosure Package and the Prospectus as held by the Company through a joint venture) in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property and (B) the cost of construction of the improvements located on such Portfolio Property except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect; the joint venture owning each property described in the Registration Statement, the General Disclosure Package and the Prospectus as held by the Company through a joint venture has title insurance on such property in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property by such joint venture and (B) the cost of construction of the improvements located on such Portfolio Property, except in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect.

(xxiii)     The notes secured by the mortgages and deeds of trust encumbering the Portfolio Properties (except with respect to each property described in the General Disclosure Package and the Prospectus as held by the Company through a joint venture) are not convertible except where the conversion of such notes would not have a Material Adverse Effect, and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property that is not a Portfolio Property, except where such cross-default or cross-collateralization, if triggered, would not have a Material Adverse Effect.

(xxiv)     The Company has no knowledge of (a) the unlawful presence of any regulated hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) in violation of Environmental Laws (as hereinafter defined) on any of the Portfolio Properties or (b) any spills, releases, discharges or disposals of Hazardous Materials in violation of Environmental Laws that have occurred or are presently occurring from the Portfolio Properties as a result of any construction on or operation and use of the Portfolio Properties, which presence or occurrence would have a Material Adverse Effect. In connection with the construction on or operation and use of the Portfolio Properties, the Company represents that, as of the date of this Agreement and as of the Closing Time and any Date of Delivery, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and binding administrative and judicial orders relating to the generation, storage, handling, transport and disposal of any Hazardous Materials (“Environmental Laws”) that would have a Material Adverse Effect.

(xxv)     The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has no knowledge of any material weaknesses in its internal control over financial reporting and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi)     The Company has established and maintains effective disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act of 2002, the 1933 Act and the 1934 Act.

(xxvii)     No labor problem or dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, that would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendments or supplement thereto subsequent to the date of the applicable Terms Agreement).

(xxviii)     Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such material losses and risks and in such amounts as management of the Company believes to be prudent.

(xxix)     Neither the Company, nor any of its subsidiaries nor any director or officer, nor to the knowledge of the Company, any agent or employee of the Company or any of its subsidiaries has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to unlawfully influence official action or secure an unlawful advantage; and the Company and its wholly-owned subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xxx)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (the “PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi)     (A) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (I) the subject of any sanctions (“Sanctions”) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), nor (II) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Belarus, the Crimea region, Cuba, Iran, Libya, North Korea, Sudan, Syria, Venezuela and Zimbabwe).

(B) The Company will not, directly or indirectly, use the proceeds of the offering of the Underwritten Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (I) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (II) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of Underwritten Securities, whether as underwriter, advisor, investor or otherwise).

(C)    For the past five years, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxii)    There has been no material security breach, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors, or other third party maintained or stored by the Company or its subsidiaries), or equipment (collectively, “IT Systems and Data”); neither the Company nor its subsidiaries have been notified of, and each of them has no knowledge of, any event or condition that would reasonably be expected to result in any material security breach, unauthorized access or disclosure, or other compromise to their IT Systems and Data, and the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. To the knowledge of the Company, the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of such IT Systems and Data from any material unauthorized use, access, misappropriation or modification.

(b)    Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with an offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.

3.     Purchase by, and Sale and Delivery to, Underwriters. (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

(b)     In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities less an amount equal to any dividend paid or payable on the Initial Underwritten Securities and not payable on the Option Securities. Such option, if granted, will expire 30 days (or such lesser number of days as may be specified in the applicable Terms Agreement) after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time, date and place of delivery (a “Date of Delivery”) shall be determined by you, but shall not be later than ten full business days after the exercise of such option and not be earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement).

(c)     Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 by wire transfer in same-day funds, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the date specified in the Terms Agreement (such time and date of payment and delivery being referred to herein as the “Closing Time”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned offices of Sidley Austin LLP, or at such other place as shall be agreed upon by you and the Company on each Date of Delivery as specified in the notice from you to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by wire transfer in same-day funds payable against delivery to you for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least one business day prior to the Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or the Date of Delivery, as the case may be.

If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit C hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at the Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Registration Statement, the General Disclosure Package and the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

You shall submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise you, at least one business day prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.

The number of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.

4.     Covenants and Agreements of the Company. The Company covenants with the several Underwriters participating in the offering of Underwritten Securities that:

(a)     Immediately following the execution of the applicable Terms Agreement, the Company, subject to Section 4(c) hereof, will prepare a Prospectus Supplement containing the Rule 430B Information, and the Company will effect the filings required under Rule 424(b) of the 1933 Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company shall pay the required Commission filing fees relating to the Underwritten Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus Supplement filed pursuant to Rule 424(b)).

(b)     The Company will advise you promptly (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (ii) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Underwritten Securities or if the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations. The Company will use its reasonable best efforts to prevent the issuance of any stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement, the filing of a new registration statement relating to the Underwritten Securities, any amendment of or supplement to the Prospectus or for additional information.

(c)     At any time when the Prospectus relating to the Underwritten Securities is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities (the “Prospectus Delivery Period”), the Company will give you notice of its intention to file any amendment to the Registration Statement, a new registration statement relating to the Underwritten Securities or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish you with copies of any such amendment or supplement or such new registration statement a reasonable amount of time prior to such proposed filing, and will not file any such amendment or supplement or such new registration statement or other documents in a form to which you or counsel for the Underwriters shall reasonably object in writing or which is not in material compliance with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, as applicable; provided, however, that with respect to any proposed amendment or supplement resulting solely from the incorporation by reference of any report to be filed under the 1934 Act and the 1934 Act Regulations, the Company will only be required to furnish you with copies of such report a reasonable amount of time prior to the proposed filing thereof. The Company has given you notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give you notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish you with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which you or counsel for the Underwriters shall reasonably object.

(d)     At the request of an Underwriter, the Company will deliver to such Underwriter a conformed copy of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith and documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act or otherwise deemed to be a part thereof).

(e)     The Company will furnish to each Underwriter, upon written request, as many copies of each preliminary prospectus and any amendment or supplement thereto as such Underwriter reasonably requests (which copies may be delivered via email), and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, from time to time during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

(f)     If, during the Prospectus Delivery Period, any event relating to or affecting the Company occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or to file a new registration statement relating to the Underwritten Securities or amend or supplement the Prospectus to comply with the 1933 Act or the 1934 Act, the Company will promptly notify you thereof and, subject to Section 4(c) hereof, will amend the Registration Statement, file such new registration statement or amend or supplement the Prospectus, as applicable, to correct such statement or omission whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements; the Company will use its reasonable best efforts to have such amendment or such new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Underwritten Securities) and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement or such new registration statement. If at any time after the date of the applicable Terms Agreement, an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Applicable Time or at the time it is delivered or conveyed to a purchaser, not misleading, the Company will promptly notify you and, subject to Section 4(c) hereof, will promptly amend or supplement in a manner reasonably satisfactory to the Underwriters at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If, prior to the completion of the public offer and sale of the Underwritten Securities, at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Underwritten Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify you and, subject to Section 4(c) hereof, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 8 hereof.

(g)     If immediately prior to the third anniversary of June 14, 2018 (such third anniversary, the “Renewal Deadline”) any of the Underwritten Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, promptly notify you and file, if it has not already done so and is eligible to do so, an automatic shelf registration statement (as defined in Rule 405 of the 1933 Act Regulations) relating to such Underwritten Securities, in a form satisfactory to you. If at the Renewal Deadline any of the Underwritten Securities remain unsold by the Underwriters and the Company is not eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, promptly notify you and file a new shelf registration statement or post-effective amendment on the proper form relating to such Underwritten Securities in a form satisfactory to you, and will use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable after the Renewal Deadline and promptly notify you of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the expired registration statement relating thereto. References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(h)     The Company will cooperate with the Underwriters to enable the Underwritten Securities to be qualified for sale under the securities laws and real estate syndication laws of such jurisdictions as you may reasonably designate and at the reasonable request of the Underwriters will make such applications and furnish such information as may be required of it as the issuer of the Underwritten Securities for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process or to become subject to taxation as a foreign business in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Underwritten Securities to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for the distribution of the Underwritten Securities; and in each jurisdiction in which the Underwritten Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or to take any action that would subject it to general service of process in any jurisdiction where it is not so qualified or where it would be subject to taxation as a foreign business.

(i)     With respect to each sale of Underwritten Securities, the Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement in form complying with the provisions of Rule 158 of the 1933 Act Regulations for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j)     During the period of five years from the date hereof, to the extent not otherwise available on EDGAR or on the Company’s website, the Company will deliver to the Underwriters, (i) copies of each annual report of the Company and each other report furnished by the Company to its shareholders, (ii) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its security holders as such, and (iii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

(k)     The Company will use the net proceeds received by it from the sale of Underwritten Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(l)     The Company will use its reasonable best efforts to continue to meet the requirements to qualify as a REIT under the Code for the taxable year in which sales of the Underwritten Securities are to occur, unless otherwise specified in the Registration Statement, the General Disclosure Package and the Prospectus.

(m)     The Company, during the Prospectus Delivery Period, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

(n)     The Company represents and agrees that, unless it obtains your prior written consent, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and you, it has not made and will not make any offer relating to the Underwritten Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405; provided, however, that the prior written consent of the Company and you shall be deemed to have been given in respect of any non-IFWP road show (as defined below) and any Issuer Free Writing Prospectus(es) included on Schedule II to the applicable Terms Agreement. Any such free writing prospectus consented to in writing by the Company and you is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

5.     Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s registered public accounting firm in connection with the registration and delivery of the Underwritten Securities under the 1933 Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivery of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (ii) all costs and expenses related to the transfer and delivery of the Underwritten Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Underwritten Securities under state securities laws and all expenses in connection with the qualification of the Underwritten Securities for offer and sale under state securities laws and real estate syndication laws as provided in Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum (provided that the amount for such memorandum shall not exceed $5,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Underwritten Securities by the Financial Industry Regulatory Authority, Inc. (provided that any fees of such counsel shall not exceed $5,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Underwritten Securities and all costs and expenses incident to listing the Underwritten Securities on the NYSE, (vi) the cost of printing certificates representing the Underwritten Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Underwritten Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 hereof and Section 10 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Underwritten Securities by them and any advertising expenses connected with any offers they may make.

6.     Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter (including, for this purpose, any affiliated broker-dealer of an Underwriter participating as an initial seller in the offering of the Underwritten Securities) and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus, any written or graphic road show materials or investor presentation materials used by the Company in connection with the offering of the Underwritten Securities not otherwise constituting an Issuer Free Writing Prospectus (a “non-IFWP road show”), or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein (with respect to any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus only, in the light of the circumstances under which they were made) or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus, any non-IFWP road show, the Prospectus or any amendments or supplements thereto.

(c)     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party reasonably concludes that the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, in the case of parties indemnified pursuant to Section 6(a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 6(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (x) reimburses such indemnified party in accordance with such request to the extent that the indemnifying party in its judgment considers such request to be reasonable and (y) provides written notice to the indemnified party stating the reason it deems the unpaid balance unreasonable, in each case no later than 45 days after receipt by such indemnifying party of the aforesaid request from the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)     To the extent the indemnification provided for in Section 6(a) or 6(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Underwritten Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Underwritten Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Underwritten Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Underwritten Securities they have purchased under the applicable Terms Agreement, and not joint.

(e)     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)     The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Underwritten Securities.

7.     Survival of Indemnities, Representation, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or the applicable Terms Agreement or made by them, respectively, pursuant to this Agreement or the applicable Terms Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their officers or directors or any controlling person, and shall survive delivery of and payment for the Underwritten Securities.

8.     Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof, the Applicable Time, the applicable Representation Date, the Closing Time and at each Date of Delivery, of the representations and warranties made herein by the Company, to the accuracy of the statements of the Company’s officers or directors in any certificate furnished pursuant to the provisions hereof, to compliance at and as of the Closing Time and at each Date of Delivery by the Company, with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Time, or Date of Delivery, as the case may be, and to the following additional conditions:

(a)     The Registration Statement has become effective and, at the Closing Time and any Date of Delivery, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, (ii) each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433, (iv) the Company shall have paid the required Commission filing fees relating to the Underwritten Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and (v) there shall not have come to your attention any facts that would cause you to believe that (a) the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) to purchasers of the Underwritten Securities, or (b) the General Disclosure Package, at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

(b)     At the time of execution of the applicable Terms Agreement, you shall have received from PricewaterhouseCoopers LLP a letter, dated the date of such execution, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters.

(c)     At the Closing Time, you shall have received from PricewaterhouseCoopers LLP a letter, dated the Closing Time, to the effect that such accountants reaffirm, as of the Closing Time, and as though made on the Closing Time, the statements made in the letter furnished by such accountants pursuant to paragraph (b) of this Section 8, except that the specified date will be a date not more than three business days prior to the Closing Time.

(d)     At the Closing Time, you shall have received from Jones Day, counsel for the Company, an opinion, dated as of the Closing Time, substantially in the form set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e)     At the Closing Time, you shall have received from Sidley Austin LLP, counsel for the Underwriters, their opinion or opinions dated the Closing Time in form and substance satisfactory to the Underwriters, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

In giving their opinion, Sidley Austin LLP may rely as to matters involving the laws of the State of Ohio upon the opinion of Jones Day. Jones Day and Sidley Austin LLP may rely (i) as to the qualification of the Company or its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials, telephonic confirmation by representatives of such states or confirmation from information contained on the websites of such states and (ii) as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company or its subsidiaries.

(f)     Subsequent to the execution and delivery of this Agreement and the Terms Agreement and prior to the Closing Time or any Date of Delivery:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that either (x) does not indicate the direction of the possible change or (y) indicates a negative change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Underwritten Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)     At the Closing Time (i) there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form, (iv) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceeding therefor shall have been instituted or threatened by the Commission and (v) you shall have received at the Closing Time a certificate of (A) the President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any Executive Vice President of the Company and (B) the President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any Executive Vice President of the Company (in each case, only if such officer had not executed the certificate pursuant to clause (v)(A) above), dated as of the Closing Time, evidencing compliance with the provisions of this Section 8(g).

(h)     You shall have received a certificate, dated the Closing Time, of (i) the President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any Executive Vice President of the Company and (ii) the President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any Executive Vice President of the Company (in each case, only if such officer had not executed the certificate pursuant to clause (i) above), to the effect that the representations and warranties of the Company contained in Section 2(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time.

(i)     At the time of execution of the applicable Terms Agreement, except as otherwise provided in the applicable Terms Agreement, you shall have received a letter agreement from each director and officer (as such term is defined in Rule 16a-1 under the 1934 Act Regulations) of the Company serving at the Closing Time, substantially in the form attached as Annex 1 hereto.

(j)     The Company shall have furnished to you such additional certificates as specified in the applicable Terms Agreement as you may have reasonably requested as to the accuracy, at and as of the Closing Time, of the representations and warranties made herein by them, as to compliance, at and as of the Closing Time, by them with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Time, and as to other conditions to the obligations of the Underwriters hereunder.

(k)     In the event the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 3 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

(i)    A letter from PricewaterhouseCoopers LLP in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 8(c) hereof, except that the specified date in the letter furnished pursuant to this Section 8(k)(i) shall be a date not more than three business days prior to such Date of Delivery.

(ii)    The opinion of Jones Day, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 8(d) hereof.

(iii)    The opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Options Securities and otherwise to the same effect as the opinion required by Section 8(e) hereof.

(iv)    A certificate, dated such Date of Delivery, of (A) the President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any Executive Vice President of the Company and (B) the President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any Executive Vice President of the Company (in each case, only if such officer had not executed the certificate pursuant to clause (A) above) confirming that the certificate or certificates delivered at the Closing Time pursuant to Sections 8(g)(v) and 8(h) hereof remains or remain true as of such Date of Delivery.

(v)    Such additional certificates, dated such Date of Delivery, as you may have reasonably requested pursuant to Section 8(j) hereof.

If any of the conditions hereinabove provided for in this Section 8 shall not have been satisfied when and as required to be satisfied, the applicable Terms Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to the Closing Time, but you shall be entitled to waive any of such conditions.

9.     Termination. (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by you upon the giving of 30 days’ written notice of such termination to the other party hereto.

(b)     This Agreement and the Terms Agreement shall be subject to termination by notice given by you to the Company, if after the execution and delivery of this Agreement and the Terms Agreement and prior to the Closing Time and any Date of Delivery (as to the Option Securities) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the NYSE or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services has occurred in the United States, (iv) the rating assigned by any nationally recognized statistical rating organization to any securities of the Company as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any securities of the Company on what is commonly termed a “watch list” for possible downgrading, (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in your sole judgment, impractical or inadvisable to proceed with the offering or delivery of the Underwritten

Securities as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto subsequent to the date of the applicable Terms Agreement), or (vi) there has been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect.

(c)     In the event of any such termination, the covenants set forth in Section 4 hereof with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement.

10.     Reimbursement of Underwriters. Notwithstanding any other provisions hereof, if this Agreement or the applicable Terms Agreement shall be terminated by you under Section 8 hereof, Section 9(b) hereof or Section 12 hereof, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to their obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement or the applicable Terms Agreement and the proposed purchase of the Underwritten Securities, and promptly upon demand, the Company will pay such amounts to you for and on behalf of such Underwriter. In addition, the provisions of Section 6 hereof and this Section 10 shall survive any such termination.

11.     Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 36-hour period, then:

(a)

if the number of Defaulted Securities does not exceed 10% of the number of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)

if the number of Defaulted Securities exceeds 10% of the number of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters’ exercise of any applicable option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Securities, as the case may be, either you or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

12.     Default by the Company. If the Company shall fail at the Closing Time to sell and deliver the total number of Underwritten Securities which it is obligated to sell pursuant to the applicable Terms Agreement, then such agreement shall terminate without any liability on the part of any non-defaulting party, other than obligations under Sections 6 and 10 hereof. No action taken pursuant to this Section 12 shall relieve the Company from liability, if any, in respect of such default.

13.     No Fiduciary Relationship. The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Underwritten Securities contemplated hereby and in the applicable Terms Agreement (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by an Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company.

14.     Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed or delivered and confirmed to you, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by you, or if sent to the Company shall be mailed or delivered and confirmed to it at 3300 Enterprise Parkway, Beachwood, Ohio 44122, Attn: General Counsel.

15.     PATRIOT Act. In accordance with the requirements of the PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.     Successors. This Agreement and the applicable Terms Agreement shall inure to the benefit of and be binding upon you and the Company and any Underwriter who becomes a party to such Terms Agreement, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement or such Terms Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the indemnities given by the several Underwriters shall also be for the benefit of each director of the Company, each of the Company’s officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act.

17.     Applicable Law. This Agreement and the applicable Terms Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement and the applicable Terms Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state. Specified times of day refer to New York City time.

18.     Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.     Recognition of the U.S. Special Resolution Regimes.

(a)     In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement and the applicable Terms Agreement, and any interest and obligation in or under this Agreement and the applicable Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and the applicable Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement and the applicable Terms Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and the applicable Terms Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.     Counterparts. This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

21.     Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

[Signature pages follow]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

SITE CENTERS CORP.

By:	/s/ Matthew L. Ostrower
Name:	Matthew L. Ostrower
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

GOLDMAN SACHS & CO. LLC MORGAN STANLEY & CO. LLC

By:	Goldman Sachs & Co. LLC

By:	/s/ Raffael Fiumara
Name:	Raffael Fiumara
Title:	Vice President

By:	Morgan Stanley & Co. LLC

By:	/s/ Jon Sierant
Name:	Jon Sierant
Title:	Executive Director

Acting for themselves and the other Underwriters named in the applicable Terms Agreement

[Signature Page to Underwriting Agreement]

Annex 1

October 21, 2019

GOLDMAN SACHS & CO. LLC

MORGAN STANLEY & CO. LLC

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

and

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re: SITE Centers Corp. – Lock-Up Agreement

Ladies and Gentlemen:

We refer to the Underwriting Agreement and related Terms Agreement (together, the “Underwriting Agreement”), dated October 21, 2019, between SITE Centers Corp., an Ohio corporation (the “Company”), and you as Representatives of the Underwriters named therein (the “Underwriters”), relating to the underwritten public offering (the “Offering”) of Common Shares (the “Shares”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus Supplement covering the Offering (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively, the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Annex-1-1

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts provided that, if the donee thereof is a member of the undersigned’s immediate family, such donee agrees to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) as sales of Common Shares to satisfy tax obligations (withholding or otherwise) of the undersigned in connection with the grant by the Company to the undersigned of equity awards, or the vesting of equity awards acquired by the undersigned or the distribution to the undersigned of a deferred equity award, in each case pursuant to equity incentive and deferral plans existing and as in effect on the date of this Lock-Up Agreement, or (iv) with the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC; provided, however, that in the case of clause (i) or (ii), no such transfer is required to be filed with the Commission pursuant to a Form 4—Statement of Changes of Beneficial Ownership and the undersigned does not otherwise voluntarily effect a filing on such Form 4 regarding such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement; and provided, further, that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Delivery of a signed copy of this Lock-Up Agreement by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

Print Name:

Annex-1-2

Exhibit A

SITE CENTERS CORP.

(an Ohio corporation)

Common Shares

TERMS AGREEMENT

Dated: October 21, 2019

To:	SITE Centers Corp.
3300 Enterprise Parkway
Beachwood, Ohio 44122

Attention:	Mr. David R. Lukes

 President and Chief Executive Officer

Ladies and Gentlemen:

We (the “Underwriters”) understand that SITE Centers Corp., an Ohio corporation (the “Company”), proposes to issue and sell the number of its Common Shares, par value $0.10 per share, set forth below (such Common Shares being hereinafter also referred to as the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters named below offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referenced below) set forth below opposite their respective names.

Underwriter	Number of Initial Underwritten Securities
Goldman Sachs & Co. LLC	5,750,000
Morgan Stanley & Co. LLC	5,750,000
Total	11,500,000

Exhibit A-1

The Underwritten Securities shall have the following terms:

Title of Securities: Common Shares, $0.10 par value per share

Number of Common Shares: 11,500,000

Public offering price per Common Share: $14.90

Purchase price per Common Share: $14.76

Number of Option Securities, if any, that may be purchased by the Underwriters: 1,725,000

Price of Option Securities:

The price per Option Security, if any, purchased by the Underwriters will be equal to the purchase price per Initial Underwritten Security ($14.76), less an amount equal to any dividend paid or payable on the Initial Underwritten Securities that shall not be payable on the Option Securities.

Delayed Delivery Contracts: Not Authorized

Representatives: Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC

Co-Managers: None

Terms of Lock-up:

For a period from the date of the Prospectus Supplement through and including the 45th day following the date of the Prospectus Supplement (the “Lock-up Period”), the Company will not, without the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, issue, offer, sell, contract to sell, hypothecate, pledge, grant or sell any option, right or warrant to purchase, or otherwise dispose of, or contract to dispose of, any Common Shares, any securities substantially similar to the Common Shares or any other securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or publicly announce the intention to do any of the foregoing. However, these restrictions do not apply to (A) any debt or equity securities issued in connection with acquisition transactions, including the acquisition of real property or interests therein, including mortgage or leasehold interests or in conjunction with any joint venture transaction to which the Company is or becomes a party, provided that any such issuances during the Lock-up Period in the aggregate do not exceed 5% of the outstanding Common Shares as of the date of such issuance, (B) securities issued in connection with the Company’s employee benefit plans, share option plans, any equity-based compensation plan or arrangement and/or distribution reinvestment plans existing at the date of this Terms Agreement, and as described in the Registration Statement, the General Disclosure Package and the Prospectus, (C) securities issued pursuant to currently outstanding options, warrants or rights, or (D) the delivery of Common Shares pursuant to this Terms Agreement.

In addition, at the time the Underwriting Agreement and this Terms Agreement are executed, the Representatives shall have received a letter agreement from each director and officer (as such term is defined in Rule l 6a-l under the 1934 Act Regulations) of the Company named on Schedule III hereto, substantially in the form attached as Annex 1 to the Underwriting Agreement.

NYSE Listing Requirement: Yes

Other terms:

(1)

Additional Condition of Underwriters’ Obligations. In addition to the conditions to closing set forth in Section 8 of the Underwriting Agreement, at the time of execution of this Terms Agreement, at the Closing Time and at each Date of Delivery, if any, the Underwriters shall have received a certificate of the Chief Financial Officer of the Company, dated the date of this Terms Agreement, the Closing Time and each Date of Delivery, if any, as applicable.

Information conveyed by Underwriters to Purchasers of the Underwritten Securities: See Schedule I hereto.

Issuer Free Writing Prospectuses: See Schedule II hereto.

Applicable Time: 9:00 P.M., New York City time, on October 21, 2019

Closing time, date and location: 10:00 A.M., New York City time, on October 24, 2019, Sidley Austin LLP, 787

Seventh Avenue, New York, New York 10019

All the provisions contained in the document attached as Annex A hereto entitled “SITE Centers Corp.-Common Shares-Underwriting Agreement Basic Provisions” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Exhibit A-2

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

GOLDMAN SACHS & CO. LLC
MORGAN STANLEY & CO. LLC

By:	Goldman Sachs & Co. LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

Acting for themselves and the other Underwriters named above

Accepted:

SITE CENTERS CORP.

By:

Name:
Title:

Exhibit A-3

Schedule I

to Terms Agreement

Information conveyed by Underwriters to purchasers

included in the General Disclosure Package

1.	Public offering price: $14.90 per Common Share

2.	Number of Initial Underwritten Securities: 11,500,000

3.	Number of Option Securities: 1,725,000

Exhibit A-4

Schedule II

to Terms Agreement

Schedule of Issuer Free Writing Prospectuses

Included in the General Disclosure Package

Issuer Free Writing Prospectus, filed October 21, 2019

Exhibit A-5

Schedule III

to Terms Agreement

Terrance R. Ahern

Linda Abraham

Jane E. DeFlorio

Dr. Thomas Finne

Victor B. MacFarlane

Alexander Otto

Dawn M. Sweeney

David R. Lukes

Michael A. Makinen

Matthew L. Ostrower

Christa A. Vesy

Exhibit A-6

Exhibit B

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 8(d)

Exhibit B-1

Exhibit C

SITE CENTERS CORP.

(an Ohio corporation)

[Title of Securities]

DELAYED DELIVERY CONTRACT

                             , 20

SITE Centers Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122

Attention:     Mr. David R. Lukes

  President and Chief Executive Officer

Dear Sirs:

The undersigned hereby agrees to purchase from SITE Centers Corp. (the “Company”), and the Company agrees to sell to the undersigned on                     , 20     (the “Delivery Date”),                of the Company’s common shares, $0.10 par value per share (the “Securities”), offered by the Company’s Prospectus dated                     , 20    , as supplemented by its Prospectus Supplement dated                     , 20    , receipt of which is hereby acknowledged at a purchase price of [$                ] per share, and on the further terms and conditions set forth in this contract.

Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of                , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before                     , 20    , shall have sold to the Underwriters of the Securities (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated                     , 20     between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the

Exhibit C-1

failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to the Company that all necessary action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the Company will not accept Delayed Delivery Contracts for a number of Securities in excess of                  and that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

Exhibit C-2

This Agreement shall be governed by the laws of the State of New York.

Yours very truly,

(Name of Purchaser)

By
(Title)

(Address)

Accepted as of the date first above written.

SITE CENTERS CORP.

By:
(Title)

PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

Name	Telephone No. (including Area Code)

Exhibit C-3